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                               CONSENT OF COUNSEL

                     Credit Suisse Institutional Fund, Inc.

   We hereby consent to being named in the Statements of Additional Information included in Post-Effective Amendment No. 22 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-47880, Investment Company Act File No. 811-6670) of Credit Suisse Institutional Fund, Inc. (the "Fund") under the caption "Independent Accountants and Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.






                                                   /s/ Willkie Farr & Gallagher






New York, New York
September 12, 2000